                                                                   Exhibit 10.10

                               INDEMNITY AGREEMENT

     This Indemnity Agreement is made this ____ day of ________, ____, by and between LYONDELL CHEMICAL COMPANY, a Delaware corporation ("Lyondell"), and ____________________ ("Indemnitee").


                                 R E C I T A L S

     Section 5.1 of Lyondell's By-Laws provides that Lyondell shall indemnify the Indemnitee with respect to all matters to which Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware, whether or not specifically required, permitted or allowed by Section 145. The By-Laws (Section 5.1(d)) also provide that Lyondell may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors, its elected officers and such other persons as the Board may designate, such indemnity agreements to be approved by a majority of the Board then in office. Section 145(f) of the DGCL also provides that the indemnification authorized by the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise, and Lyondell's By-Laws (Section 5.1(b)) likewise provide that the right to indemnification and the payment of expenses conferred by Section 5.1 of the By-Laws shall not be exclusive of any other right which any person may have or thereafter acquire under any agreement or otherwise.

     In exercising its discretion to authorize this Agreement, the Board of Directors has considered the following, among other factors:

     (a) It is essential to Lyondell to attract and retain as directors and officers the most capable persons available.

     (b) The substantial increase in corporate litigation that may subject directors and officers to litigation costs and risks and the limitations on the availability of directors' and officers' liability insurance have made and will make it increasingly difficult for Lyondell to attract and retain such persons.

     (c) When obtainable, insurance policies relating to indemnification are often subject to retentions by the insured, co-insurance requirements, exclusions and other limitations on coverage.

     In view of the foregoing and in recognition of the Indemnitee's need for substantial protection against personal liability in order to assure the Indemnitee's continued service to Lyondell in an effective manner and the Indemnitee's reliance on the provisions of Lyondell's By-Laws, and in part to provide the Indemnitee with specific contractual assurance that the protection promised by the By-Laws will be available to the Indemnitee (regardless of, among other things, any amendment to or revocation of such By-Laws or any change in the composition of Lyondell's Board of Directors or any acquisition transaction relating to Lyondell), Lyondell wishes to provide in this Agreement for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent (whether partial or complete) permitted by applicable law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnitee under Lyondell's directors' and officers' liability insurance policies.

                                A G R E E M E N T

     In consideration of Indemnitee's continued service to Lyondell, Lyondell hereby agrees with the Indemnitee as follows:

     Section 1. Definitions.

     a. Corporate Status: the status of a person who (i) is or was a director, officer or employee of Lyondell, or is or was serving at the request of Lyondell as a director (or in a position analogous to a director), officer or employee of another corporation, partnership, joint venture, trust or other enterprise, in each case which is controlled by Lyondell; provided, however, that for purposes of this definition of Corporate Status, none of Equistar, LCR or LMC (each as defined below) is deemed to be controlled by Lyondell, (ii) is or was serving
(1) on the Partnership Governance Committee of Equistar Chemicals, LP ("Equistar"), the Partnership Governance Committee of LYONDELL-CITGO Refining LP ("LCR") (or the Owners Committee of the predecessor of LCR), or the Management Committee of Lyondell Methanol Company, L.P. ("LMC"), as a representative of a subsidiary of Lyondell that holds an ownership interest in Equistar, LCR or LMC, or (2) as an officer of Equistar, LCR or LMC, provided that during a portion of such service such person also served as an officer of Lyondell, or (iii) is or was serving, at the written request of Lyondell or pursuant to an agreement in writing with Lyondell, which request or agreement provides for indemnification under this Agreement, as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise not controlled by Lyondell, provided that if such written request or agreement referred to in this clause (iii) provides for a lesser degree of indemnification by Lyondell than that provided pursuant to this Agreement, the provisions contained in or made pursuant to such written request or agreement shall govern. References above to "other enterprises" shall include employee benefit plans, and references to "serving at the written request of Lyondell" shall include any service as a director, officer, employee, fiduciary or agent which imposes duties on, or involves services by, such director, officer, employee, fiduciary or agent (including as a member of the Lyondell Benefits Administration Committee) with respect to an employee benefit plan or its participants or beneficiaries.

     b. Change in Control: shall be deemed to have occurred as of the date that one or more of the following occurs:

     (i) Individuals who, as of February 1, 1999, constitute the entire Board ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Lyondell's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended or other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board;

     (ii) The stockholders of Lyondell shall approve any merger, consolidation or recapitalization of Lyondell (or, if the capital stock of Lyondell is affected, any subsidiary of Lyondell), or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of Lyondell (each of the foregoing being an "Acquisition Transaction") where (1) the shareholders of Lyondell immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares or other ownership interests representing in the aggregate eighty percent (80%) or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of Lyondell, as the case may be, or of its ultimate parent corporation or other entity, if any (in either case, the "Surviving Entity"), and (b) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity or (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity; provided, however, that, notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred for purposes of this Subsection (ii) if each of the following conditions are met: (a) the Acquisition Transaction is between Lyondell and/or its Affiliates, on the one hand, and Millennium Chemicals Inc. ("Millennium") and/or its Affiliates, on the other hand, (b) Lyondell or an entity that was a wholly owned subsidiary of Lyondell prior to the Acquisition Transaction has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, immediately after completion of the Acquisition Transaction, (c) Millennium or an entity that was a wholly owned subsidiary of Millennium prior to the Acquisition Transaction has a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, immediately after completion of the Acquisition Transaction, and (d) as a result of the Acquisition Transaction, Lyondell or its Affiliates own a greater percentage equity interest in Equistar Chemicals, LP ("Equistar") than was owned, directly or indirectly, by Lyondell immediately prior to such Acquisition Transaction;

     (iii) The stockholders of Lyondell shall approve any plan or proposal for the liquidation or dissolution of Lyondell; or

     (iv) Any Person shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Lyondell representing in the aggregate more than twenty percent (20%) of either (A) the then outstanding shares of common stock of Lyondell ("Common Shares") or (B) the Combined Voting Power of all then outstanding Voting Securities of Lyondell; provided, however, that notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred for purposes of this Subsection (iv):

           (1) Solely as a result of an acquisition of securities by Lyondell which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (a) the proportionate number of Common Shares beneficially owned by any Person to more than twenty percent (20%) of the Common Shares then outstanding, or (b) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than twenty percent (20%) of the Combined Voting Power of all then outstanding Voting Securities;

          (2) Solely as a result of an acquisition of securities directly from Lyondell, except for any conversion of a security that was not acquired directly from Lyondell; or

          (3) Solely as a result of a direct or indirect acquisition by Occidental Petroleum Corporation ("Occidental") or Millennium, or any Affiliate of either of them, of beneficial ownership of securities representing, (x) in the case of Occidental (with its Affiliates), no more than forty percent (40%), (y) in the case of Millennium (with its Affiliates), no more than forty percent (40%), and (z) in the case of Occidental (with its Affiliates) and Millennium (with its Affiliates) in the aggregate, no more than forty-nine percent (49%), of either (A) the then outstanding Common Shares or (B) the Combined Voting Power of all then outstanding Voting Securities of Lyondell, pursuant to or as contemplated under any agreement between Lyondell and Occidental and/or Millennium or Affiliates of either of them (including any subsequent related transaction or series of related transactions or acquisitions of Voting Securities of Lyondell by Occidental and/or Millennium or their Affiliates or assignees approved by the Incumbent Directors prior to the consummation of such transaction or series of related transactions) where, as a result of such transaction or series of related transactions, Lyondell or a Surviving Entity owns, directly or indirectly, a greater percentage equity interest in Equistar than was owned, directly or indirectly, by Lyondell immediately prior to such transaction or series of related transactions; provided, further, that if any Person referred to in paragraph (1) or (2) of this Subsection (iv) shall thereafter become the beneficial owner of additional shares or other ownership interests representing one percent (1%) or more of the outstanding Common Shares or one percent (1%) or more of the Combined Voting Power of Lyondell (other than (x) pursuant to a stock split, stock dividend or similar transaction or (y) as a result of an event described in paragraph (1), (2) or (3) of this Subsection (iv)), then a Change in Control shall be deemed to have occurred for purposes of this Subsection (iv).

     (v) For purposes of this definition of Change in Control, the following capitalized terms have the following meanings:

          (1) "Affiliate" shall mean, as to a specified person, another person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified person, within the meaning of such terms as used in Rule 405 under the Securities Act of 1933, as amended, or any successor rule.

          (2) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

          (3) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that

     Person shall not include Lyondell, LYONDELL-CITGO Refining LP ("LCR") or Equistar, any of their subsidiaries, any employee benefit plan of Lyondell, LCR or Equistar or any of their majority-owned subsidiaries or any entity organized, appointed or established by Lyondell, LCR, Equistar or such subsidiaries for or pursuant to the terms of any such plan.

          (4) "Voting Securities" shall mean all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity. Change in Control: shall be deemed to have occurred if (i) any Person becomes the beneficial owner, directly or indirectly, of securities of Lyondell representing 25% or more of the total voting power represented by Lyondell's then outstanding Voting Securities,
     (ii) the stockholders of Lyondell approve a merger or consolidation of Lyondell with any other corporation, other than a merger or consolidation which would result in the Voting Securities of Lyondell outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of Lyondell or such surviving entity outstanding immediately after such merger or consolidation, (iii) the stockholders of Lyondell approve a plan of complete liquidation of Lyondell or an agreement for the sale or disposition by Lyondell (in one transaction or a series of transactions) of all or substantially all of Lyondell's assets, (iv) there shall have occurred an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not Lyondell is then subject to such reporting requirement, (v) during any period of two consecutive years, individuals who at the beginning of such period constituted Lyondell's Board of Directors (including for this purpose any new director whose election or nomination for election by Lyondell's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of Lyondell's Board of Directors, or (vi) Lyondell is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter.

     c. Claim: any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation that the Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other, except one initiated by an Indemnitee pursuant to Section 4a of this Agreement or by Lyondell to recover payments by Lyondell of expenses incurred by Indemnitee in connection with a Claim in advance of its final disposition.

     d. Court: the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

     e.   Exchange Act: the Securities Exchange Act of 1934, as amended.

     f. Independent Counsel: means a law firm, or a member of a law firm, that has not otherwise performed services within the last five years for Lyondell or an Affiliate of Lyondell as defined under the Exchange Act, the Indemnitee, any Person referred to in clause

(i) of Section 1b hereof, or any "other corporation" referred to in clause (ii) of Section 1b hereof.

     g. Person: any person as defined in Section 3(a)(9) and 13(d)(3) of the Exchange Act.

     h. Potential Change in Control: shall be deemed to have occurred if (i) Lyondell enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any Person (other than a trustee or other fiduciary, holding securities under an employee benefit plan of Lyondell, acting in such capacity) who is or becomes the beneficial owner, directly or indirectly, of securities of Lyondell representing 10% or more of the combined voting power of Lyondell's then outstanding Voting Securities, increases such Person's beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or (iv) the Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

     i. Reviewing Party: any person or body (i) permitted to determine entitlement to indemnification under Section 145(d) of the DGCL, (ii) designated as the Reviewing Party by Lyondell's Board of Directors, and (iii) who is not a party to the particular Claim for which the Indemnitee is seeking indemnification; provided, however, that if there has been a Change in Control, the Reviewing Party shall be the Independent Counsel selected pursuant to
Section 3e of this Agreement.

     Section 2. General Right to Indemnification. Subject to Sections 3 and 4g, Lyondell shall indemnify the Indemnitee in the event that Indemnitee was or is a party or is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any Claim by reason of the fact that Indemnitee is or was serving in a Corporate Status or by reason of Indemnitee's alleged action or inaction in such capacity, and Indemnitee shall be indemnified and held harmless by Lyondell to the fullest extent permitted by applicable law, as it exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits Lyondell to provide broader indemnification rights than such law permitted Lyondell to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to the Indemnitee when the Indemnitee has ceased to be a director or officer (or to serve another entity at the request of Lyondell) and shall inure to the benefit of the Indemnitee's heirs, personal representatives and estate. Notwithstanding the foregoing, if the Indemnitee's Corporate Status arises by virtue of clause
(ii) of the definition of Corporate Status, Lyondell's obligation to indemnify under this Agreement shall be subject to the obligation of Equistar, LCR or LMC, as the case may be, to indemnify the Indemnitee as set forth by law or under their respective organizational agreements, governance or partnership committee resolutions or other agreements, and the Indemnitee shall proceed first against Equistar, LCR or LMC, as the case may be, for indemnification of any costs, charges, expenses, liabilities and losses; provided that, Lyondell shall advance any such amounts incurred by the Indemnitee in the event of a Claim that would give rise to a right indemnification hereunder (were it not for this sentence), and, in the event the Indemnitee is not indemnified by Equistar, LCR or LMC, as the case may be, to the fullest extent as he or she would be entitled under this Agreement (were it not for this sentence), Lyondell shall satisfy any deficiency subject to the terms, conditions and procedures of this Agreement, it being the intent of Lyondell that the Indemnitee is not indemnified by Equistar, LCR or LMC, as the case may be, to the fullest extent as he or she would be entitled under this Agreement (were it not for this sentence), Lyondell shall satisfy any deficiency subject to the terms, conditions and procedures of this Agreement, it being the intent of Lyondell that the Indemnitee shall receive the full benefit intended by this Agreement, whether such indemnification is funded by Equistar, LCR, LMC or Lyondell.

     Section 3. Determination of Entitlement to Indemnification.

     a. The obligations of Lyondell under Section 2 of this Agreement shall be subject to the condition that the Reviewing Party shall have determined (in a written opinion, in any case in which Independent Counsel is the Reviewing Party) or have been deemed to determine that the Indemnitee is permitted to be indemnified under applicable law.

     b. In making a determination as to indemnification, the Reviewing Party shall use the presumptions and conventions described in Sections 4c and 4e of this Agreement.

     c. After the final disposition of any Claim covered by this Agreement, the Indemnitee shall send to Lyondell a written request for any indemnification sought under this Agreement. Such written request shall contain sufficient information to reasonably inform Lyondell about the nature and extent of the indemnification sought by Indemnitee.

     d. If there has not been a Change of Control, no later than 15 days following receipt by Lyondell of a request for indemnification, Lyondell shall deliver such request to the Reviewing Party for its review pursuant to this Agreement. Except in the event that the determination of entitlement to indemnification is required by applicable law to be made in a written opinion, if such Reviewing Party shall not have made and furnished to Indemnitee in writing a determination as to the Indemnitee's entitlement to indemnification within 60 days after receipt by Lyondell of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law.

     e. If there has been a Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and advances under this Agreement, the Reviewing Party shall be an Independent Counsel selected in the following manner. Indemnitee shall give Lyondell written notice advising of the identity and address of the Independent Counsel selected by Indemnitee. Unless Lyondell objects within seven days after receipt of such written notice of selection, the Independent Counsel selected by Indemnitee shall be the Reviewing Party. Any such objection by Lyondell may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel, and the objection shall set forth with particularity the factual basis of such assertion. If Lyondell so objects, Indemnitee may petition the Court for a determination that Lyondell's objection to the selection of an Independent Counsel is without a reasonable basis and/or for the appointment as Reviewing Party of an Independent Counsel selected by the Court.

     f. The Indemnitee and Indemnitee's counsel shall be given an opportunity to be heard and to present evidence on the Indemnitee's behalf in connection with consideration by the Reviewing Party.

     g. An Independent Counsel who serves as a Reviewing Party, among other things, shall render its written opinion to Lyondell and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. Lyondell agrees to provide full cooperation to and to pay the reasonable fees of such Independent Counsel and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages actually and reasonably incurred, arising out of or relating to this Agreement or its engagement pursuant hereto.

     Section 4. Right of Indemnitee to Bring Suit and Related Matters.

     a. If (i) the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law; (ii) a Reviewing Party who is an Independent Counsel selected pursuant to
Section 3d has not rendered its written opinion determining the request for indemnification within 90 days after receipt by Lyondell of the request therefor; (iii) a Reviewing Party who is an Independent Counsel selected pursuant to Section 3e has not rendered its written opinion determining the request for indemnification (a) within 90 days after the time for Lyondell to object to such Reviewing Party's selection, or (b) within 90 days after objections to such Reviewing Party's selection have been overruled by the Court, or (c) within 90 days after being appointed by the Court; (iv) payment of indemnification is not made to Indemnitee by Lyondell within 15 days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to this Agreement; or (v) a claim for advances under Section 6 is not paid in full by Lyondell within 15 days after a written claim satisfying the requirements of Section 6 (together with the undertaking referenced in Section 6, if applicable) has been received by Lyondell: the Indemnitee shall have the right to bring suit in the Court seeking a determination by the Court of Indemnitee's entitlement to indemnification or advances or challenging any such determination by the Reviewing Party or any aspect thereof, and Lyondell hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party that the Indemnitee is entitled to indemnification shall be conclusive and binding on Lyondell and the Indemnitee, unless Indemnitee knowingly misrepresented a material fact in connection with such request for indemnification, or such indemnification is prohibited by law. If successful in whole or in part, the Indemnitee shall be entitled to be paid also the expenses actually and reasonably incurred by Indemnitee in prosecuting its claim.

     b. The provisions of Sections 4(c) through 4(f) shall also apply in any action brought by Lyondell to recover payments by Lyondell of expenses incurred by the Indemnitee in connection with a Claim in advance of its final disposition.

     c. In any judicial proceeding commenced pursuant to Section 4a, the Indemnitee shall be presumed to be entitled to indemnification or advancement, and the burden of proving that the Indemnitee is not entitled to be indemnified or to obtain advances under this Agreement or otherwise shall be on Lyondell.

     d. In any judicial proceeding commenced pursuant to Section 4a, neither the failure of Lyondell (including its Board of Directors, independent legal counsel, or its stockholders) or the Reviewing Party to have made a determination (prior to the commencement by Indemnitee of an action pursuant to Section 4a) that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by Lyondell (including its Board of Directors, independent legal counsel, or its stockholders) or the Reviewing Party that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such an action, brought by the Indemnitee, be a defense to the action and if there is such a failure to make a determination or an adverse determination, any judicial proceeding commenced pursuant to Section 4a shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason thereof.

     e. In any judicial proceeding commenced pursuant to Section 4a, the termination of any Claim or of any matter in a Claim, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of Lyondell, or with respect to any criminal proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful. A person who acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of Lyondell shall be deemed to have acted in a manner not opposed to the best interests of Lyondell. For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of Lyondell, or, with respect to any criminal action or Claim, to have had no reasonable cause to believe Indemnitee's conduct was unlawful, if Indemnitee's action is based on the records or books of account of Lyondell or another enterprise or on information supplied to him by the officers of Lyondell or another enterprise in the course of their duties or on the advice of legal counsel for Lyondell or another enterprise or on information or records given or reports made to Lyondell or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by Lyondell or another enterprise. The term "another enterprise" as used in this Section shall mean any other corporation, joint venture, trust or other enterprise as to which the Indemnitee is or was serving in a Corporate Status. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Agreement.

     f. Lyondell shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 4a that the procedures and presumptions of this Agreement are not valid, binding and enforceable, and shall stipulate in any such proceeding that Lyondell is bound by all provisions of this Agreement.

     g. Notwithstanding any other provisions of this Agreement to the contrary and except as provided in Section 4a and Section 5, Lyondell shall indemnify the Indemnitee in connection with a proceeding (or part thereof) initiated by the Indemnitee against Lyondell only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of Lyondell. If such authorization is obtained, the rights to indemnification confirmed by this paragraph shall include the right to be paid by Lyondell any expenses incurred in defending such proceeding in advance of its final disposition.

     Section 5. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action with or without prejudice, in defense of any Claim covered by this Agreement, or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all costs, charges and expenses, including attorneys' fees, actually and reasonably incurred by the Indemnitee or on Indemnitee's behalf in connection therewith.

     Section 6. Advances.

     a. In the event of a Claim in which Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Agreement, to the extent permitted by applicable law and following written request by Indemnitee to Lyondell (which written request includes reasonably satisfactory evidence as to the amount of such expenses), expenses reasonably incurred by the Indemnitee in connection with such Claim, including attorneys' fees, judgments, fines and amounts paid in settlements, shall be paid by Lyondell in advance of the final disposition of the Claim; provided, however, that if the DGCL requires or if Lyondell so requests, payment shall be made to or on behalf of the Indemnitee only upon delivery to Lyondell of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by Lyondell under Section 145 of the DGCL.

     b. Indemnitee agrees that Indemnitee shall reimburse Lyondell for all expenses paid by Lyondell in defending any Claim against Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Agreement or by final judgment or other final adjudication under the provisions of any applicable law that Indemnitee is not entitled to be indemnified by Lyondell for such expenses.

     Section 7. Establishment of Trust. In the event of a Potential Change in Control, Lyondell shall, upon written request by the Indemnitee, create a trust for the benefit of the Indemnitee and from time to time upon written request of the Indemnitee shall fund such trust in an amount sufficient to satisfy any and all expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim, and any and all judgments, fines, penalties and settlement amounts of any and all Claims covered by this Agreement, from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The terms of the trust shall provide that upon a Change in Control, (a) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Indemnitee,
(b) the trustee shall advance within two business days of a request by the Indemnitee any and all expenses reasonably incurred by the Indemnitee (and the Indemnitee hereby agrees to reimburse the trust under the circumstances under which the Indemnitee would be required to reimburse Lyondell under this Agreement), (c) the trust shall continue to be funded by Lyondell in accordance with the funding obligation set forth above, (d) the trustee shall promptly pay to the Indemnitee all amounts for which the Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (e) all unexpended funds in such trust shall revert to Lyondell upon a final determination by the Court that the Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by the Indemnitee. Nothing in this
Section 7 shall relieve Lyondell of any of its obligations under this Agreement.

     Section 8. Insurance. To the extent Lyondell maintains an insurance policy or policies providing directors' and officers' liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for Lyondell's directors or officers.

     Section 9. Notice to Lyondell. The Indemnitee must provide prompt written notice to Lyondell of any Claim in connection with which the Indemnitee may assert a right to be indemnified hereunder; however, failure to provide such notice shall not be construed as a waiver of any right of the Indemnitee to an advance or indemnification hereunder. Any communication required or permitted to Lyondell under this Agreement shall be addressed to the Secretary of Lyondell, and any such communication to Indemnitee shall be addressed to the Indemnitee's address as shown on Lyondell's records unless the Indemnitee specifies otherwise. Any communication on behalf of either Lyondell or the Indemnitee shall be in writing, and any notice shall be effective upon receipt.

     Section 10. Other Rights; Continuation of Right to Indemnification. The indemnification and advances provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee seeking indemnification may be entitled under any law (common or statutory), provision of Lyondell's Certificate of Incorporation or By-Laws, vote of stockholders or disinterested directors, or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity while holding office or while employed by or acting as agent for Lyondell, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of the Indemnitee; provided, however, that notwithstanding the foregoing, this Agreement supersedes all other prior indemnity agreements, indemnification agreements or other agreements of a similar nature heretofore entered into between Lyondell and the Indemnitee, as well as any prior oral agreements or oral understandings with respect to the subject matter of this indemnity agreement; provided, however, that, notwithstanding the foregoing proviso, and in light of the fact that this Agreement is generally intended to provide for indemnification to the fullest extent permitted by the DGCL, this Agreement shall not be construed to deprive the Indemnitee of any indemnification by Lyondell permitted by applicable law with respect to an act or omission occurring prior to the date hereof that Indemnitee would otherwise have been entitled to under any such prior agreement.

     Section 11. Subrogation. In the event of payment under this Agreement, Lyondell shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable Lyondell effectively to bring suit to enforce such rights.

     Section 12. No Duplication of Payments. Lyondell shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

     Section 13. Amendments. This Agreement may not be amended without the agreement in writing of Lyondell and the Indemnitee.

     Section 14. Savings Clause. If this Agreement or any portion hereof shall be deemed invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and Lyondell shall nevertheless indemnify the Indemnitee as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any

Claim to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the full extent permitted by applicable law.

     Section 15. Survival Clause. Lyondell acknowledges that in continuing to provide services to Lyondell, the Indemnitee is relying on this Agreement. Accordingly, Lyondell agrees that its obligations hereunder will survive (a) any actual or purported termination of this Agreement by Lyondell or its successors or assigns whether by operation of law or otherwise, and (b) termination of the Indemnitee's services to Lyondell, whether such services were terminated by Lyondell or the Indemnitee, with respect to any Claim, whether or not such Claim is made, threatened or commenced before or after the actual purported termination of this Agreement or the termination of the Indemnitee's services to Lyondell.

     Section 16. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of Lyondell and spouses, heirs, and personal and legal representatives of Indemnitee. Lyondell shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Lyondell, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Lyondell would be required to perform if no such succession had taken place.

     Section 17. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

     IN WITNESS WHEREOF, this Agreement has been executed by the parties thereto, and in the case of Lyondell, by a duly authorized officer thereof on its behalf.

Attest:                                 LYONDELL CHEMICAL COMPANY


By: _______________________________     By:  ___________________________________
Name:                                   Name:
Title:                                  Title:


                                        INDEMNITEE

                                        By:  ___________________________________
                                        Name:
                                        Title: